SUBSIDIARIES OF
ALLIANCEBERNSTEIN L.P.

Each of the entities listed below are wholly-owned subsidiaries of AllianceBernstein, unless a specific percentage ownership is indicated:

AllianceBernstein International LLC
(Delaware)

AB Trust Company, LLC
(New Hampshire)

AllianceBernstein Corporation of Delaware
(Delaware)

AllianceBernstein Holdings (Cayman) Ltd.
(Cayman Islands)

Alliance Capital Management LLC
(Delaware)

Sanford C. Bernstein & Co., LLC
(Delaware)

AllianceBernstein Real Estate Investments LLC
(Delaware)

AB Private Credit Investors LLC
(Delaware)

AB Custom Alternative Solutions LLC
(Delaware)

AllianceBernstein Investments, Inc.
(Delaware)

AllianceBernstein Investor Services, Inc.
(Delaware)

AllianceBernstein Global Derivatives Corporation
(Delaware)

AllianceBernstein Oceanic Corporation
(Delaware)

AllianceBernstein Canada, Inc.
(Canada)

Sanford C. Bernstein (Canada) Limited
(Canada)

AllianceBernstein (Mexico), S. de R.L. de C.V.
(Mexico)

AllianceBernstein Administradora de Carteiras (Brasil) Ltda.
(Brazil)

AllianceBernstein (Argentina) S.R.L.
(Argentina)

AllianceBernstein (Chilé) SpA
(Chilé)

AllianceBernstein Holdings Limited
(U.K.)

AllianceBernstein Preferred Limited
(U.K.)

AllianceBernstein Limited
(U.K.)

AllianceBernstein Services Limited
(U.K.)

Sanford C. Bernstein Limited
(U.K.)

Sanford C. Bernstein (CREST Nominees) Limited
(U.K.)

Sanford C. Bernstein (Schweiz) GmbH
(Switzerland)

Sanford C. Bernstein (Autonomous UK) 1 Limited
(U.K.)

Autonomous Research LLP
(U.K.)

Autonomous Research Limited
(U.K.)

Autonomous Research Investments Limited
(U.K.)

Autonomous Research Investments 1 LLP
(U.K.)

Autonomous Research 2 LLP
(U.K.)

CPH Capital Fondsmaeglerselskab A/S
(Denmark; 96.7%-owned)

AllianceBernstein Schweiz AG
(Switzerland)

AllianceBernstein (Luxembourg) S.a.r.l
(Luxembourg)

AllianceBernstein (France) SAS
(France)

AB Europe GmbH
(Germany)

AllianceBernstein Portugal, Unipessoal LDA
(Portugal)

AB Bernstein Israel Ltd.
(Israel)

AllianceBernstein Japan Ltd.
(Japan)

AllianceBernstein Hong Kong Limited
(Hong Kong)

Sanford C. Bernstein (Hong Kong) Limited
(Hong Kong)

Autonomous Research Asia Ltd.
(Hong Kong)

AllianceBernstein Asset Management (Korea) Ltd.
(South Korea)

AllianceBernstein Investment Management Australia Limited
(Australia)

AllianceBernstein Australia Limited
(Australia)

Sanford C. Bernstein (Australia) Pty. Limited
(Australia)

AllianceBernstein (Singapore) Ltd.
(Singapore)

AllianceBernstein Investments Taiwan Limited
(Taiwan)

AB (Shanghai) Investment Management Co., Ltd.
(China)

AB (Shanghai) Overseas Investment Fund Management Co., Ltd.

(China)

Alliance Capital (Mauritius) Private Limited
(Mauritius)

AllianceBernstein Investment Research and Management (India) Private Ltd.
(India)

AllianceBernstein Solutions (India) Private Limited
(India)

Sanford C. Bernstein (India) Limited
(India)

Sanford C. Bernstein Ireland Limited
(Ireland)

W.P. Stewart & Co., LLC
(Delaware)

WPS Advisors, LLC
(Delaware)

W.P. Stewart Asset Management LLC
(Delaware)

W.P. Stewart Asset Management (NA), LLC
(New York)

W.P. Stewart Securities LLC
(Delaware)

W.P. Stewart Fund Management S.A.
(Luxembourg)